Exhibit 10.1

AGREEMENT AND RELEASE

This Agreement and Release is made by and between William Van Epps (hereinafter “Van Epps”) and Papa John’s International, Inc. (hereinafter “Papa John’s”).

WITNESSETH:

WHEREAS, Van  Epps is resigning as an employee effective March 31, 2009, as part of an executive management team transition; and

WHEREAS, Van  Epps acknowledges that he was given this agreement on March 13, 2009, and informed that he has twenty-one (21) days to consider it and he has voluntarily agreed to its terms; and

WHEREAS, the parties wish to clarify and memorialize certain agreements made between them in regard to such employment and separation of employment.

NOW, THEREFORE, in consideration of the foregoing premises and the terms stated herein, it is mutually agreed between the parties as follows:

1.	Van Epps’ employment with Papa John’s will separate effective March 31, 2009 (the “Separation Date”).

2.
From the Separation Date through June 30, 2009 (“Consulting Period”), Van Epps shall provide consulting services to Papa John’s as needed by the company to assist in the transition of his responsibilities.  Van Epps understands and agrees to work the number of hours per week needed to fulfill his assignments and responsibilities, but in no event shall he be required to work more than 10 hours per week.  Van Epps agrees that in performing consulting services, he will be an independent contractor and not an employee or agent of Papa John's, and that he will not hold himself out to third parties as an officer or employee of Papa John's.

3.
Upon execution of this Agreement and Release, Papa John’s shall provide Van  Epps the following benefits, as specific consideration for the release and waiver contained in Paragraph 4 below, to which Van  Epps is not otherwise entitled:

(a)
For the period between the execution of this Agreement and the Separation Date (the “Continuation Period”), Papa John’s shall pay Van  Epps his regular salary at the rate of pay currently in effect, less all applicable withholdings (his “regular salary”).

(b)
During the Continuation Period, Van  Epps shall receive from Papa John’s the continuation of all health and life benefits, as applicable, and as described in the Papa John’s plan and any amendments or modifications to that plan during the Continuation Period.  Van Epps shall continue to pay his portion of the costs for those benefits through payroll deductions, as applicable.

(c)
During the Continuation Period and Consulting Period, and as a condition to entitlement to the payment referenced in Paragraph (d) below, Van Epps agrees to conduct himself professionally and cooperate fully with Papa John’s to successfully transition his responsibilities, as needed.

(d)
Should Van Epps execute this Agreement prior to the Separation Date, Van Epps agrees he will execute the attached “Supplemental Release” upon the Separation Date.  Within fifteen (15) days after Van Epps’ Separation Date, and provided that Van Epps has signed the Supplemental Release and the revocation period in that release has expired without a revocation, Papa John’s shall pay Van Epps a lump sum equal to Van Epps’ current salary for nine (9) months  ($397,500), less all applicable withholdings.

(e)
Should Van Epps elect COBRA continuation coverage of any health or dental benefits provided by Papa John’s, Papa John’s shall pay Van Epps’ COBRA premiums for a period of nine months after the Separation Date.  Van Epps is entitled to no other payments, stock options, or stock grants from Papa John’s, except as outlined below.

(f)
Within fifteen (15) days after the Separation Date, and provided that Van Epps has signed the Supplemental Release, if required, and the revocation period in the Agreement and/or the Supplemental Release has expired without a revocation, Papa John’s shall pay Van Epps a lump sum payment in the amount of $27,027.00, less all applicable withholdings, which is an estimate of the first quarter Management Incentive Plan (MIP) payment Van Epps would have received had he remained employed on the date bonus checks are issued.

(g)
Within fifteen (15) days after Van Epps’ Separation Date, and provided that Van Epps has signed the Supplemental Release, if required, and the revocation period in the Agreement and/or the Supplemental Release has expired without a revocation, Papa John’s shall pay Van Epps a lump sum payment in the amount of $1,980.00, less all applicable withholdings, which is an estimate of the period three QSIP payment Van Epps would have received had he remained employed on the date bonus checks are issued.

(h)
Within fifteen (15) days after Van Epps’ Separation Date, and provided that Van Epps has signed the Supplemental Release, if required, and the revocation period in the Agreement and/or the Supplemental Release has expired without a revocation, Papa John’s shall pay Van Epps a lump sum payment in the amount of $20,000.00, less all applicable withholdings, for the purchase of insurance for Van Epps, as requested by him.

(i)
Papa John’s agrees to provide outplacement services to Van Epps from Right Management Consultants.  It shall be Van Epps’ obligation to contact Right Management Consultants at (502) 473-1515 to obtain these services.  Van Epps must begin use of these services within one month of his last day of employment with Papa John’s.  Papa John’s will pay the outplacement services provider directly for the cost of the services for Van Epps.

(j)
All other benefits cease effective as of the Separation Date set forth in Paragraph 1 above; provided, however, any amounts held in trust in the Papa John’s 401(k) Plan, Papa John’s Deferred Compensation Plan or any other applicable plans for the benefit of Van Epps shall continue to be held in trust for Van Epps within the parameters of the existing plan.  In addition, any stock options held by Van Epps shall continue to vest pursuant to the terms of the plan under which they were granted, through the end of the Consulting Period, as set forth on Exhibit A hereto; at the end of the Consulting Period, all options and any other outstanding equity grants not then vested shall terminate and all options that are vested shall remain exercisable pursuant to the terms of the plan under which such options were granted (Papa John’s International, Inc. 1999 Team Member Stock Ownership Plan or 2008 Omnibus Incentive Plan ).

(k)
The parties acknowledge that Van Epps’ employment agreement with Papa John’s terminated as of December 31, 2008, and that this Agreement and Release supersedes all terms and conditions contained in the employment agreement.

3.
Van Epps, for himself and his heirs, personal representatives, successors and assigns, does hereby release and forever discharge Papa John’s, its successors, assigns, agents, representatives, employees, officers, directors, trustees, and shareholders, insurers, reinsurers and any affiliated corporations or entities of any type or nature, from any and all causes of action, claims, demands, suits, damages, sums of money, attorneys’ fees, and/or judgments (hereinafter “damages”) arising at any time prior to and through the date of the execution of this Agreement and Release which might have been asserted against Papa John’s, its successors, assigns, agents, representatives, employees, officers, directors, trustees, shareholders, insurers, reinsurers and any affiliated corporations or entities by Van Epps, or on his behalf, including but not limited to any which may have been asserted against Papa John’s by or on behalf of Van  Epps relating to his employment by Papa John’s or the separation of his employment, including credited but unused vacation pay pursuant to Papa John’s policy, profit sharing plans, stock option plans, retirement plans or any benefit plans of any type or nature, and any claims for discrimination of any type under any federal, state or local law or regulation, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991, and the Family and Medical Leave Act, as amended, the Americans with Disabilities Act, except for any claims arising under this Agreement and Release.

4.
Papa John’s, for itself and its successors, assigns, agents, representatives, employees, officers, directors, trustees, and shareholders, insurers, reinsurers and any affiliated corporations or entities of any type or nature does hereby release and forever discharge Van Epps, his heirs, personal representatives, successors and assigns, from any and all causes of action, claims, demands, suits, damages, sums of money, attorneys’ fees, and/or judgments (hereinafter “damages”) arising at any time prior to and through the date of the execution of this Agreement and Release which might have been asserted against Van Epps, his heirs, personal representatives, successors and assigns by Papa John’s, or on its behalf, including but not limited to any which may have been asserted against Van Epps by or on behalf of Papa John’s relating to Van Epps’ employment by Papa John’s.

5.
Van Epps understands and agrees that should any amount of the payments made to Van Epps by Papa John’s under this Agreement and Release be deemed taxable, Van Epps is solely liable for any taxes of whatever kind due by reason of such payments, and should any state or federal tax authority determine that any or all of such payments constitutes income subject to federal or state taxes, including but not limited to income tax, or social security laws, then Van  Epps agrees to indemnify and hold harmless Papa John’s for any and all liability of whatever kind incurred by it on such payments, including, but not limited to taxes, levies, assessments, fines, interest, and penalties.

6.
Van Epps acknowledges that, during the course of his employment, he was exposed to information confidential and proprietary to Papa John’s.  Van Epps agrees that, unless otherwise required by law, he will not disclose to any third party any information that is confidential or proprietary to Papa John’s, and that he has returned to Papa John’s all documents containing any confidential or proprietary information relating to Papa John’s, including all electronic files and any other mediums whatsoever.  In the event Van Epps is notified he may be required by law to disclose any such information to a third party, Van Epps agrees to contact the office of General Counsel, at least three (3) business days prior to the date of the proposed disclosure so that Papa John’s may take any steps it deems necessary to evaluate and protect against such disclosure.

7.
Van Epps acknowledges that: (a) Papa John’s business is international in scope, its processes and technologies having wide application throughout the U.S. and the world; (b) Papa John’s competes with persons having access to markets and capital similar or superior to that possessed by it; (c) the restrictive covenants applicable to Van Epps will not prevent Van Epps from obtaining other gainful employment after separating from Papa John’s; (d) the provisions of this Section 7 are reasonable and necessary in order to protect Papa John’s business; and (e) Van Epps has consulted with, or been advised by Papa John’s that he should consult with, independent legal counsel concerning this Agreement and Release.  In consideration of the foregoing acknowledgments by Van Epps, and in consideration of the payments or benefits to be paid or provided to Van Epps by Papa John’s under this Agreement and Release, Van Epps covenants and agrees that he will not, directly or indirectly during the period of, and except in the course of, his employment hereunder, and for three (3) years after the Separation Date, on behalf of himself or any person, engage or invest in, solicit investment in, own, manage, operate, finance, control, be employed by or associated with, provide services or advice to, be a director of, or participate in the ownership, management, operation, or development of, or otherwise be associated or connected with, (i)  any business which directly or indirectly operates pizza restaurants, (ii) any food service manufacturing and/or distribution business which serves any pizza restaurant chains with 400 or more restaurants at any time during Van Epps’ tenure with Papa John’s, (iii) any other food or restaurant business which Papa John’s may develop or acquire during Van Epps’ tenure with Papa John’s or (iv) any business that derives more than 10% of its gross sales from the sale of pizza or pizza-related products; provided, however, that nothing herein will preclude Van Epps from owning and holding not more than one percent (1%) of any class of securities of any enterprise if such securities are listed on any national or regional exchange or have been registered under Section 12(g) of the Securities Act of 1934; or without the prior written consent of Papa John’s, during the period of, and except in the course of, his employment hereunder, and for three (3) years after termination of employment hereunder solicit any of Papa John’s direct or remote clients, contractors, employees or other related parties.

8.
Papa John’s specifically acknowledges that Van Epps’ current service on the Board of Directors of Johnny Rockets Group, Inc. does not violate the non-competition provisions of Section 7 of this Agreement and Release.

9.
Van Epps further warrants that on or before the Separation Date, he will return any and all property of Papa John’s, including but not limited to any computer, cell phone and accessories, pager, key card, office keys, corporate credit card, and telephone credit card to the company.  Van Epps also warrants that, within thirty (30) days of the Separation Date, he will submit any outstanding expense reports to the office of General Counsel for reimbursement.  Papa John’s and Van  Epps agree that Papa John’s may deduct any outstanding advances or other amounts owed to Papa John’s from the amounts referenced in Paragraph 2 of this Agreement and Release, including but not limited to Van Epps’ $2,000 November 19, 2002 travel advance.

10.
Van Epps agrees to cooperate fully with Papa John’s in all its business dealings and make himself available to Papa John’s for participation in all business and/or legal proceedings, as needed by Papa John’s.  Van Epps agrees he will not voluntarily participate or testify in any proceeding adverse to Papa John’s, except to the extent required by law.  Van Epps agrees he will notify Papa John’s within three (3) business days by contacting the office of General Counsel in response to any order, subpoena, deposition notice, or any other discovery request issued by or through a state or federal court or governmental agency or any other authority having the power to issue such an order, subpoena, deposition notice, or discovery request.  Van Epps further agrees not to disparage or make derogatory comments about Papa John’s, its successors, assigns, agents, representatives, employees, officers, directors, trustees, shareholders, insurers, reinsurers and any affiliated corporations or entities, or John H. Schnatter and/or his family and/or other officers or employees of Papa John’s at any time after the Separation Date.

11.
Papa John’s and its representatives, hereby agree not to publish, discuss or release any information to any person concerning Van Epps’ employment by Papa John’s or the separation of his employment, except as required by law, and except that upon request for employment information, Papa John’s will verify Van Epps’ employment dates and position held.  Papa John’s and Van Epps, their agents and representatives, agree to keep the fact and terms of this Agreement and Release in strict confidence, and not to disclose this document, its contents, or the subject matter to any person other than their attorneys, spouses, income tax preparers, or accountants, except as required by law.

12.
The parties declare each has carefully read this Agreement and Release.  Van Epps was informed, and both parties understand they have the right to and should consult with an attorney prior to executing this Agreement and Release.  After consultation with counsel, both parties agree to the terms of this Agreement and Release for purposes of making a full and final adjustment and resolution of the matters contained herein.

13.	It is understood and agreed this Agreement and Release does not and shall not constitute an admission by either party of any violation of any law or right of the other party.

14.
This Agreement and Release constitutes the entire understanding and agreement between the parties as to the subject matter hereof and the terms of this Agreement and Release may not be waived, modified or supplemented except in writing by all parties hereto.  The parties further acknowledge that this Agreement and Release may be revoked within seven (7) days from the execution hereof and that the Agreement and Release shall not become effective or enforceable until after the revocation period has ended without revocation.  Van  Epps agrees that any revocation shall be submitted to Papa John’s in writing to the attention of the office of General Counsel.

15.
Should this Agreement and Release be held invalid or unenforceable (in whole or in part) with respect to any particular claims or circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.

16.	This Agreement and Release shall be construed in accordance with the laws of the Commonwealth of Kentucky.

17.	This Agreement and Release shall not be valid unless signed by both parties.

/s/ William Van Epps                                                                                                                   3/25/09
Signature of William Van Epps                                                                                                   Date

William Van Epps
Name Printed

Papa John’s International, Inc.

/s/ Caroline Miller Oyler                                                                                                               3/25/09
Papa John’s Representative                                                                                                          Date

Caroline Miller Oyler
Senior Counsel and Acting Vice President,
Human Resources

Papa John’s Representative Name Printed

EXHIBIT A
Outstanding Stock Options

Grant Date	Number of Shares	Number of	Exercise Price	Expiration Date
	Subject to Options	Vested Shares		for Vested Portion

September 24, 2001	12,000	12,000	$12.725	4:00 p.m. EST on
				August 28, 2009

March 28, 2002	3,172	3,172	$13.94	4:00 p.m. EST on
				August 28, 2009

June 28, 2002	2,570	2,570	$16.695	4:00 p.m. EST on
				August 28, 2009

March 15, 2005	20,000	20,000	$17.975	4:00 p.m. EST on
				August 28, 2009

June 3, 2005	1,076	1,076	$19.995	4:00 p.m. EST on
				August 28, 2009

April 19, 2006	17,028	17,028	$32.65	4:00 p.m. EST on
				August 28, 2009

May 9, 2007	17,622	11,748	$33.92	4:00 p.m. EST on
				August 28, 2009

May 8, 2008	19,884	6,628	$26.31	4:00 p.m. EST on
				September 28, 2009

December 31, 2008	20,000	0	$18.43	No portion vested;
				all expire on date of
				separation

Outstanding Restricted Stock

Grant Date	Type	Number of	Number of	Grant Price	Expiration Date
		Shares	Vested Shares		for Vested Portion

May 9, 2007	Performance	4,957	0	$33.92	No portion vested;
					all expire on date of
					separation

May 8, 2008	Performance	2,944	0	$26.31	No portion vested;
					all expire on date of
					separation

EXHIBIT A (cont’d)
Outstanding Restricted Stock

Grant Date	Type	Number of	Number of	Grant Price	Expiration Date
		Shares	Vested Shares		for Vested Portion

May 8, 2008	Time	2,679	0	$26.31	No portion vested;
					all expire on date of
					separation